                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                      AND
              ANY AND ALL OUTSTANDING SHARES OF CUMULATIVE VOTING
                     CONVERTIBLE PREFERRED STOCK, SERIES B
                                       OF
                             OLD STONE CORPORATION
                                       AT
                           $1.00 NET PER COMMON SHARE
                                      AND
                                 $4.00 NET PER
            CUMULATIVE VOTING CONVERTIBLE PREFERRED SHARE, SERIES B
                                       BY
                           MANTICORE PROPERTIES, LLC


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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT
               NEW YORK CITY TIME, ON FRIDAY, DECEMBER 12, 1997,
                         UNLESS THE OFFER IS EXTENDED.
-------------------------------------------------------------------------------

                                                              November 14, 1997
To the Trustee of the Old Stone Corporation
Employee Stock Ownership Plan and Trust:

         We have been engaged by Manticore Properties, LLC, a Delaware limited liability company (the "Purchaser"), wholly owned by Gotham Partners, L.P., a New York limited partnership ("Gotham"), and Gotham Partners II, L.P., a New York limited partnership ("Gotham II" and together, the "Funds"), to act as Information Agent in connection with the Purchaser's offer to purchase all outstanding shares of common stock, par value $1.00 per share ("Common Shares") and all outstanding shares of Cumulative Voting Convertible Preferred Stock, Series B, par value $1.00 per share ("Preferred Shares", and together with the Common Shares, the "Shares"), of Old Stone Corporation, a Rhode Island corporation (the "Company"), at a price of $1.00 per Common Share and $4.00 per Preferred Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 14, 1997 (the "Offer to Purchase"), and in the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith.

         THE OFFER IS SUBJECT TO CERTAIN TERMS AND CONDITIONS. SEE SECTION 14 OF THE OFFER TO PURCHASE. THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SHARES BEING TENDERED.

         In addition, the Purchaser will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to participants in the Company's Employee Stock Ownership Plan and Trust, as amended (the "Plan").

         Please furnish copies of the enclosed materials to those participants in the Plan for which you, as Trustee, hold Shares registered in the Plan's name. Additional copies of the enclosed materials may be obtained by calling Beacon Hill Partners, Inc., the Information Agent, collect at (212) 843-8500.


         For your information and for forwarding to the participants in the Plan for whom you, as Trustee, hold Shares registered in the Plan's name, we are enclosing the following documents:

1.  The Offer to Purchase, dated November 14, 1997;

2. The Letter of Transmittal to be used by holders of Common Shares in accepting the Offer and tendering Common Shares;

3. The Letter of Transmittal to be used by holders of Preferred Shares in accepting the Offer and tendering Preferred Shares;

4. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing tendered Common Shares (the "Common Share Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed on a timely basis;

5. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing tendered Preferred Shares (the "Preferred Share Certificates" and together with the Common Share Certificates, the "Share Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed on a timely basis;

6. A letter which may be sent to the participants in the Plan for whose accounts you hold Shares registered in the Plan's name, with space provided for obtaining such participants instructions with regard to the Offer;

7. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

8.  A return envelope addressed to the Depositary.

         In order to take advantage of the Offer, duly executed and properly completed Letter(s) of Transmittal relating to the Common Shares and/or Preferred Shares tendered and any other required documents should be sent to the Depositary and certificates representing the tendered Shares should be delivered, or such Shares should be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letters of Transmittal and the Offer to Purchase. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will purchase, by accepting for payment, and will pay for the Shares validly tendered and not withdrawn prior to the Expiration Date promptly after the Expiration Date. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment pursuant to the Offer. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at The Depository Trust Company or the Philadelphia Depositary Trust Company pursuant to the procedures set forth in
Section 2 of the Offer to Purchase, (ii) Letter(s) of Transmittal (or a facsimile thereof) relating to the Common Shares and/or Preferred Shares tendered, properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

         The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letters of Transmittal.

         YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT PLAN PARTICIPANTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 12, 1997, UNLESS THE OFFER IS EXTENDED.

         In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letters of Transmittal and the Offer to Purchase.

         If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the Procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase.

         Any inquiries you may have with respect to the Offer should be addressed to Beacon Hill Partners, Inc., the Information Agent, at its address and telephone number set forth on the back cover page of the Offer to Purchase.

         Additional copies of the enclosed materials may be obtained by calling Beacon Hill Partners, Inc., the Information Agent, collect at (212) 843-8500.

                                            Very truly yours,



                                            BEACON HILL PARTNERS, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.